Exhibit 99.1

Cerus Corporation Announces Preliminary Fourth Quarter and Full-Year 2022 Product Revenue and Provides Business Update

Preliminary Fourth Quarter and Full-Year 2022 Product Revenues of $44.0 million and $162.0 million reflecting year-over-year growth of 10% and 24%, respectively

January 9, 2023, CONCORD, Calif.—(BUSINESS WIRE)—Cerus Corporation (Nasdaq: CERS) today announced preliminary product revenue for the fourth quarter and full-year 2022 and provided product revenue guidance for full-year 2023.

Cerus’ unaudited preliminary product revenue for the fourth quarter of 2022 totaled $44.0 million, representing an increase of 10% over the $39.9 million recognized during the fourth quarter of 2021. The Company expects its unaudited preliminary full-year 2022 product revenue to be $162.0 million, which would be at the top end of the Company’s 2022 product revenue guidance range of $160-$162 million and reflect year-over-year growth of 24%. These preliminary full-year product revenue results have not been audited and are subject to change.

“Cerus’ commercial execution in the fourth quarter of 2022 was consistent with our strong performance throughout the first three quarters of the year. We believe the continued growth in demand for the INTERCEPT Blood System, particularly in the U.S., reflected the ongoing resiliency of our business as well as the integral role played by pathogen reduction in safeguarding the global blood supply,” stated William “Obi” Greenman, Cerus’ president and chief executive officer.

“Given the current macroeconomic environment, Euro to U.S. dollar exchange rates at or near parity, heightened volatility and resulting uncertainty, we expect 2023 to be a bridge year for the Company as we continue to build the foundation for broader INTERCEPT adoption,” continued Greenman. “While we may see the uncertainty and trepidation persist through 2023, we believe these will be most acutely felt during the first quarter as customers assess the year prior to entering into more normalized and consistent operations.” As a result of these factors, the Company expects full-year 2023 product revenue will be in the range of $165-$170 million.

“We view the expanded adoption of our INTERCEPT Fibrinogen Complex product and the roll-out of the INTERCEPT Blood System in new geographies as drivers that, while challenging to forecast during this uncertain time, should become clearer throughout the course of the year and provide incremental growth when the macroeconomic landscape settles down,” added Greenman.

Cerus will provide complete fourth-quarter and full-year 2022 financial results and host a call to discuss both 2022 results and 2023 expectations in late February.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the Company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE Mark and FDA approval for these two blood components. The INTERCEPT red blood cell system is currently in late-stage clinical development. Also in the US, the INTERCEPT Blood System for Cryoprecipitation is approved for the production of INTERCEPT Fibrinogen Complex, a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward Looking Statements and Preliminary Product Revenue Results

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to: Cerus’ preliminary fourth quarter and full-year 2022 product revenues; Cerus’ 2023 annual product revenue guidance; Cerus’ expectations regarding 2023 results of operations and customer activity in light of current macroeconomic and geopolitical conditions, including Cerus’ expectation that broad uncertainty and trepidation will be felt most acutely during the first quarter of 2023; growth drivers for 2023, including Cerus’ views regarding expanded adoption of our INTERCEPT Fibrinogen Complex product and the roll-out of the INTERCEPT Blood System in new geographies; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: the impacts on Cerus’ preliminary revenues reported in this press release from completion of its final closing procedures and audit adjustments or other developments; risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its 2023 annual product revenue guidance, (b) effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (d) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, (e) effectively expand its commercialization activities into additional geographies and/or (f) realize any revenue contribution from its pipeline product candidates, whether due to Cerus’ inability to obtain regulatory approval of its pipeline programs, or otherwise; risks associated with the effects of macroeconomic developments and conditions, including impacts of inflation, the ongoing conflict in Ukraine, the duration and severity of the COVID-19 pandemic and resulting global economic and financial disruptions, and the current and potential future resulting negative impacts to Cerus’ business operations and financial results, such as the current and potential additional disruptions to the U.S. and EMEA blood supply; risks associated with Cerus’ lack of longer-term commercialization experience with the INTERCEPT Blood System for Cryoprecipitation and in the United States generally, and its ability to develop and maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to the highly concentrated market for the INTERCEPT Blood System; risks related to how any future platelet additive solution (PAS) supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction, including IFC for the treatment and control of bleeding, and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risks that (a) Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT Blood System, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval(s) for the INTERCEPT Blood System, (b) additional manufacturing site Biologics License Applications necessary for Cerus to more broadly distribute the INTERCEPT Blood System for Cryoprecipitation may not be obtained in a timely manner or at all, (c) Cerus may be unable to complete enrollment in its ReCePI and RedeS studies in a timely manner or at all, and (d) Cerus may be unable to obtain the requisite regulatory approvals to advance its pipeline programs, including its INTERCEPT Red Blood Cell Program, and bring them to market in a timely manner or at all; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market, geopolitical and macroeconomic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from the evolving effects of the COVID-19 pandemic, rising interest rates, inflation or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, efficient, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving impact of macroeconomic and geopolitical developments, including the ongoing conflict in Ukraine and the COVID-19 pandemic, (b) Cerus’ manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) Cerus may be unable to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture the INTERCEPT Blood System for Cryoprecipitation; risks associated with Cerus’ ability to access additional funds under its revolving line of credit and to meet its debt service obligations, and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 3, 2022. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

This press release includes Cerus’ preliminary product revenue results for the quarter and year ended December 31, 2022. Cerus is currently in the process of finalizing its full financial results for the quarter and year ended December 31, 2022, and the preliminary product revenue results presented in this press release are based only upon preliminary information available to Cerus as of January 9, 2023. Cerus’ preliminary product revenue results should not be viewed as a substitute for full audited financial statements prepared in accordance with U.S. GAAP, and undue reliance should not be placed on Cerus’ preliminary product revenue results. In addition, Cerus’ independent registered public accounting firm has not audited or reviewed the preliminary product revenue results included in this press release or expressed any opinion or other form of assurance on such preliminary product revenue results. In addition, items or events may be identified or occur after the date hereof due to the completion of operational and financial closing procedures, final audit adjustments and other developments may arise that would require Cerus to make material adjustments to the preliminary product revenue results included in this press release. Therefore, the preliminary product revenue results included in this press release may differ, perhaps materially, from the product revenue results that will be reflected in Cerus’ audited consolidated financial statements for the year ended December 31, 2022.

Contact:

Joel Trujillo – Senior Director, Investor Relations

Cerus Corporation

925-288-6137

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